Exhibit 10.5
Sixth Amendment to Amended and Restated Loan and Security Agreement

Borrower:	Cardlytics, Inc., a Delaware corporation
Date:	April 22, 2026

This SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into among, the Borrower named above (the “Borrower”), the lenders from time to time party to the Loan Agreement (“Lenders”) and Banc of California, a California state-chartered bank (formerly known as Pacific Western Bank) in its capacity as administrative and collateral agent for the Lenders (“Agent”).
Agent, Lenders and Borrower agree to amend the Amended and Restated Loan and Security Agreement between them, dated September 30, 2024 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.    Limited Waiver. Borrower has advised Agent and Lenders that prior to the date of the
Sixth Amendment, Borrower has from time to time failed to comply with the Minimum Cash Financial
Covenant set forth in Section 5 of the Schedule (collectively, the “Minimum Cash Defaults”) as such
Minimum Cash Financial Covenant required unrestricted cash to be maintained in deposit account with
Agent and did not include unrestricted cash or cash equivalents maintained in deposit accounts with
Agent’s Affiliates. Agent and Lenders hereby waive the Minimum Cash Defaults occurring prior to the date of the Sixth Amendment. This waiver does not constitute a waiver of the Borrower’s obligation to meet said covenant at any other date, nor does it constitute a waiver of any other term or provision of the
Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other term or provision of the Loan Agreement or any related document.

2.    Added Definition of Sixth Amendment. The definition of “Sixth Amendment” is hereby added to Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Sixth Amendment” means that Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of April 22, 2026 by and between Borrower, Agent and Lenders.

3.    Modified Success Fee. The Success Fee set forth in Section 3 of the Schedule is hereby amended and restated in its entirety to read as follows:

Success Fee: In the event Borrower realizes EBITDA, determined in accordance with GAAP, of [***] or more during any twelve-month period ending at the end of any month after the date of this Agreement, Borrower shall pay Agent for the benefit of the Lenders a one-time success fee (the “Success Fee”) in the amount of $150,000 within 30 days after the end of such month.

4.    Modified Minimum Cumulative Adjusted EBITDA Financial Covenant. The chart in the Minimum Cumulative Adjusted EBITDA financial covenant set forth in Section 5 of the Schedule is hereby modified to add the following at the end of such chart:

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type of information that the Company treats as private or confidential.

Period Ended	Minimum Cumulative Adjusted
EBITDA
(000s omitted)
“( )” denotes negative Adjusted
EBTIDA, in which case Minimum
Cumulative Adjusted EBITDA
cannot exceed (i.e., be more
negative than) the negative amounts
set forth below
3-months ending March 31, 2026	[***]
6-months ending June 30, 2026	[***]
9-months ending September 30, 2026	[***]
12-months ending December 31, 2026	[***]

5.    Modified Minimum Cash Covenant. The Minimum Cash Financial Covenant set forth in Section 5 of the Schedule is hereby amended and restated to read as follows:

Minimum Cash:     Borrower shall at all times maintain unrestricted cash or cash equivalents in deposit accounts with Agent and Agent’s Affiliates of not less than $[***], which shall be measured on a daily basis. Borrower acknowledges and agrees that (x) any request, check, draft, or order by Borrower or by any other Person to pay, withdraw, or otherwise transfer funds that would cause Borrower’s balance of cash at Agent, plus cash at an Agent Affiliate in an account covered by a control agreement acceptable to Agent, to be less than the amount required pursuant to this Minimum Cash Financial Covenant shall constitute an immediate Event of Default under this Agreement, and Agent and Lenders shall have no obligation to honor any such request, check, draft, or order, in its sole and absolute discretion; and (y) this Minimum Cash Financial Covenant is separate and distinct from any and all other covenants, Events of Default, and other provisions set forth in this Agreement, and all other covenants, Events of Default (including without limitation the Event of Default set forth in Section 7.1(o) of this Agreement), and other provisions shall be determined without regard to whether Borrower is, at the time, in compliance with this Minimum Cash Financial Covenant, and Borrower agrees that it shall not raise such compliance as a defense with respect to any other Event of Default.

6.    Approval of Operating Budget. Agent and Lenders hereby confirm their approval of Borrower’s board approved annual operating budget and related projections for the fiscal year ending December 31, 2026 submitted to the Lender pursuant to Section 6(d) of the Schedule.

7.    Facility Fee. [Reserved].

8.    Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Lender for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.

9.    Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.

10.    General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees,

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

11.    No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent, except as provided for in Section 1 above.

12.    Applicable law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT INCLUDING AND GIVING EFFECT TO SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT ANY SUCH OTHER LOAN DOCUMENT EXPRESSLY SELECTS THE LAW OF ANOTHER JURISDICTION AS GOVERNING LAW THEREOF, IN WHICH CASE THE LAW OF SUCH OTHER JURISDICTION SHALL GOVERN.

13.    Consent to Jurisdiction. The provisions of Section 9.21 of the Loan Agreement titled: “Consent to Jurisdiction” shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.

14.    General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

15.    Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signature Page Follows]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Borrower: CARDLYTICS, INC. By:_/s/ Nick Lynton________ Name: Nick Lynton Title: Chief Legal and Privacy Officer	Agent and Lender: BANC OF CALIFORNIA By:_/s/ Samantha Mertzel____________ Name: Samantha Mertzel Title: Senior Vice President

Signature Page—Sixth Amendment to Amended and Restated Loan and Security Agreement]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.